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EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings (In millions, except per share data)

                                              Year Ended December 31,
                                           1996        1995        1994
                                         ---------  ----------  ----------
PRIMARY:

Common stock                                  84.2        82.3        81.8
Stock options                                  0.8         0.3         0.5
$25 warrants                                     -           -           -
$65 warrants                                     -           -           -
5 1/4% zero coupon convertible
   subordinated debentures                     9.2           -           -
                                         ---------  ----------  ----------
Weighted average common and dilutive
   common equivalent shares                   94.2        82.6        82.3
                                         ---------  ----------  ----------
                                         ---------  ----------  ----------
Net income available to common
   stockholders                          $    92.4  $     72.4  $     58.1
Add after-tax interest on 5 1/4% zero
   coupon convertible subordinated
   debentures                                  9.2           -           -
                                         ---------  ----------  ----------
Adjusted net income                      $   101.6  $     72.4  $     58.1
                                         ---------  ----------  ----------
                                         ---------  ----------  ----------
Net income per common and common
   equivalent share                      $    1.08  $     0.88  $     0.71
                                         ---------  ----------  ----------
                                         ---------  ----------  ----------

      Primary earnings per share is based on weighted average shares of common stock outstanding plus dilutive common equivalent shares. The 5 1/4% zero coupon convertible subordinated debentures (issued in July 1994) are considered common stock equivalents but were not included in the per share calculation for 1995 or 1994 as their inclusion would have had an antidilutive effect. Shares issuable upon an assumed conversion of the 5 1/4% zero coupon convertible subordinated debentures were dilutive for the last three quarters of 1996. Consequently, a total of 9.2 million shares are included in the weighted average common and dilutive common equivalent shares for the year ended December 31, 1996.

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                                              Year Ended December 31,
                                           1996        1995       1994
                                       -----------  ----------  -----------
FULLY DILUTED:

Common stock                                  84.2        82.3         81.8
Stock options                                  0.8         0.4          0.5
$25 warrants                                     -           -            -
$65 warrants                                     -           -            -
5 1/4% zero coupon convertible
   subordinated debentures                     9.2           -            -
5% convertible subordinated
   debentures                                    -           -            -
                                       -----------  ----------  -----------
Weighted average common and dilutive
   common equivalent shares                   94.2        82.7         82.3
                                       -----------  ----------  -----------
                                       -----------  ----------  -----------

Net income available to common
   stockholders                        $      92.4  $     72.4  $      58.1
Add after-tax interest on 5 1/4% zero
   coupon convertible subordinated
   debentures                                  9.2           -            -
                                       -----------  ----------  -----------
Adjusted net income                    $     101.6  $     72.4  $      58.1
                                       -----------  ----------  -----------
                                       -----------  ----------  -----------
Net income per common and common
   equivalent share                    $      1.08  $     0.88  $      0.71
                                       -----------  ----------  -----------
                                       -----------  ----------  -----------

      Fully diluted earnings per share is based on weighted average shares of common stock outstanding plus dilutive common equivalent shares and dilutive convertible securities. The 5 1/4% zero coupon convertible subordinated debentures (issued in July 1994) are considered common stock equivalents but were not included in the per share calculation for 1995 or 1994 as their inclusion would have had an antidilutive effect. Shares issuable upon an assumed conversion of the 5 1/4% zero coupon convertible subordinated debentures were dilutive for the last three quarters of 1996. Consequently, a total of 9.2 million shares are included in the weighted average common and dilutive common equivalent shares for the year ended December 31, 1996. The 5% convertible subordinated debentures are not considered common stock equivalents and were not included in the fully diluted earnings per share calculation for 1996 as their inclusion would have had an antidilutive effect. Fully diluted earnings per share is not presented on the face of the Consolidated Statement of Income since dilution is less than 3% for each year presented.



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